JOHN HANCOCK LIFE INSURANCE                                  [JOHN HANCOCK LOGO]
COMPANY OF NEW YORK

                                                          ANNUITY SERVICE OFFICE
         HOME OFFICE                                        [P.O. Box 55230
[100 Summit Lake Drive, 2nd Floor                         Boston, MA 02205-5230
      Valhalla, NY 10595]                                    1-800-344-1029]


                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

  WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payments.

                             TEN DAY RIGHT TO REVIEW

The Owner may cancel the Contract by returning it to our Annuity Service Office or agent at any time within 10 days after receipt of the Contract. Within 7 days of delivery of the Contract to us, we will pay to the Owner an amount equal to the sum of (i) and (ii), where (i) is the difference between the payments made, including any fees and deductions, and the amounts, if any, allocated to the Separate Account under the Contract, (ii) is the Contract Value attributable to the amounts, if any, allocated to the separate account under the Contract. The Contract Value will be computed at the end of the Valuation Period during which the Contract is delivered to us.

When the Contract is issued as an individual retirement annuity, during the first 7 days of this 10 day period, we will return the greater of (i) Contract Value computed at the end of the Valuation Period during which the Contract is received by us or (ii) sum of all Payments.

The smallest annual rate of investment return which is required to be earned on the assets of the separate account so that the dollar amount of variable annuity payments will not decrease is 4.78%. Explicit annual charges against the assets of the separate account are as follows:

Contract Asset Fee Charge:  Not greater than 1.49%

         SIGNED FOR THE COMPANY at its Home Office, Valhalla, New York,
                             on the Contract Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 6.1
                 DETAILS OF FIXED ACCOUNT PROVISIONS ON PAGE 7.1

      [/S/ JAMES D. GALLAGHER]                        [EMANUEL ALVES]

            President                                    Secretary

        Flexible Payment Deferred Combination Fixed* and Variable Annuity
                                Non-Participating

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER CONTRACT VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE NET INVESTMENT FACTOR, AS APPLICABLE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED.

*FIXED ACCOUNT(S) MAY NOT BE AVAILABLE AT THIS TIME. PLEASE REVIEW AVAILABLE INVESTMENT OPTIONS PAGE FOR DETAILS.

INTRODUCTION

This is a flexible payment deferred combination fixed and variable annuity contract. This Contract provides that prior to the Maturity Date, the Contract Value will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.

The variable portion of the Contract will vary with the investment performance of your Investment Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If you select annuity payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Specifications Page.


TABLE OF CONTENTS                                                           PAGE
--------------------------------------------------------------------------------
SPECIFICATIONS PAGE                                                          S.1

PART  1 - DEFINITIONS                                                        1.1

PART  2 - GENERAL PROVISIONS                                                 2.1

PART  3 - OWNERSHIP                                                          3.1

PART  4 - BENEFITS                                                           4.1

PART  5 - PAYMENTS                                                           5.1

PART  6 - VARIABLE ACCOUNT PROVISIONS                                        6.1

PART  7 - FIXED ACCOUNT PROVISIONS                                           7.1

PART  8 - ANNUITY PROVISIONS                                                 8.1

PART  9 - TRANSFERS                                                          9.1

PART 10 - WITHDRAWAL PROVISIONS                                             10.1

PART 11 - FEES AND DEDUCTIONS                                               11.1

PART 12 - LOAN PROVISIONS                                                   12.1

PART 13 - PAYMENT OF CONTRACT BENEFITS                                      13.1

TABLE OF ANNUITY PAYMENT RATES                                               T.1

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:                                            [QUALIFIED]       MATURITY DATE:                           [02/01/2052]
CONTRACT DATE:                                              [02/01/2007]       CONTRACT NUMBER:                          [000000005]
INITIAL PAYMENT:                                             [$3,500.00]       GOVERNING LAW:                                     NY

OWNER:                                                    [COOKIE DOUGH]       OWNER'S AGE                                      [45]
CO-OWNER                                                             [ ]       CO-OWNER'S AGE                                    [ ]
ANNUITANT:                                                [COOKIE DOUGH]       ANNUITANT'S AGE:                                 [45]
CO-ANNUITANT:                                                        [ ]       CO-ANNUITANT'S AGE                                [ ]
                                                                               ANNUITY OPTION:                [Life 10-Year Certain]


PLAN                                                      Venture Access

MINIMUM GUARANTEED INTEREST RATE                          [3.0%] per year
ON FIXED ACCOUNTS

ASSET FEES

     CONTRACT ASSET FEE                                   1.49% years [1+]

     [RIDER ASSET FEE(S)]                                 [RIDER FEE PERCENTAGE]

         [Enhanced Death Benefit Marketing Name]          [0.20%]

TOTAL ASSET FEE PERCENTAGE                                [1.49%] years [1+]

(CONTRACT ASSET FEE PLUS RIDER FEE(S)):
ANNUAL FEE                                                [$30.001]

                                                          (1) Prior to the Maturity Date, when the Annual Administration Fee is to be assessed, if the sum of all your Investment Accounts exceeds $100,000, the Annual Administration Fee will be waived.] [OTHER FEES]

     [RIDER]                                              [RIDER FEE PERCENTAGE]

MINIMUM DEATH BENEFIT             The sum of all Payments made, less any amount deducted in connection with partial withdrawals. For purposes of calculating the Minimum Death Benefit, the amount deducted in connection with partial withdrawals will be equal to (i) times (ii), where (i) is equal to the Minimum Death Benefit prior to the withdrawal, and (ii) is equal to the partial withdrawal amount divided by the Contract
                                  Value prior to the partial withdrawal.


                                     [S.1]

PAYMENT LIMITS                The initial Payment is shown above. Additional
                              Payments may be made at any time. However, each
                              additional Payment must be at least $30. If a
                              Payment would cause the Contract Value to exceed
                              $1,000,000, or the Contract Value already exceeds
                              $1,000,000, no additional Payments will be
                              accepted without our prior approval.

TRANSFER CHARGES AND          We reserve the right to impose, upon notice, a
LIMITATIONS - BEFORE          transaction charge for transfers. In the event a
MATURITY DATE                 charge is imposed, it will not exceed the
                              lesser of $25.00 or 2% of the amount of each
                              transfer.

                              We reserve the right to limit, upon notice, the amount of the transfer and the maximum number of transfers that can be made.

                              You must transfer at least $300 or, if less, the entire amount in the Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount.

                              Should we limit the maximum number of transfers that can be made per Contract Year, that limit will be no less than one per month or six at any time within a Contract Year

TRANSFER CHARGES AND          We reserve the right to limit, upon notice, the
LIMITATIONS - ON OR AFTER     maximum number of transfers you may make per
MATURITY DATE                 Contract Year after variable annuity payments
                              have begun.

                              If we limit the maximum number of transfers that can be made after variable annuity payments have begun, the maximum number of transfers you may make per Contract Year shall be no less than 4.


LIMITATIONS ON AMOUNT OF      Any withdrawal from an Investment Account must be
PARTIAL WITHDRAWALS           at least $300 or the  entire balance of the
                              Investment Account, if less. If after the
                              withdrawal, the amount remaining in that
                              Investment Account is less than $100, then we will
                              consider the withdrawal request to be a request
                              for withdrawal of the entire amount held in the
                              Investment Account. If a partial withdrawal would
                              reduce the Contract Value to less than $300, or if
                              the amount requested is greater than or equal to
                              the amount available as a total withdrawal, then
                              we will treat the partial withdrawal request as a
                              total withdrawal of the Contract Value.

TABLE OF WITHDRAWAL           None
CHARGES

FREE WITHDRAWAL AMOUNT        None


                                     [S.2]

[ENHANCED DEATH BENEFIT RIDER MARKETING NAME]
[RIDER DATE:]                                                       [02/01/2007]
[RIDER FEE PERCENTAGE:]                                             [0.20%]



OWNER:                                                     [COOKIE DOUGH]       OWNER'S AGE                                   [45]
CO-OWNER                                                              [ ]       CO-OWNER'S AGE                                 [ ]
ANNUITANT:                                                 [COOKIE DOUGH]       ANNUITANT'S AGE:                              [45]
CO-ANNUITANT:                                                         [ ]       CO-ANNUITANT'S AGE                             [ ]
BENEFICIAIRY                                            SEE ATTACHED LIST


                                     [S.3]

INITIAL ALLOCATION OF NET PAYMENT:      (SEE REVERSE FOR ALL AVAILABLE OPTIONS)


                                                                               INITIAL                          INITIAL GUARANTEE
FIXED INVESTMENT OPTIONS:                                                   INTEREST RATE                        PERIOD EXPIRES
[6 MONTH DCA]                                           [25.00%]               [3.00%]                            [08/01/2007]

[12 MONTH DCA]                                          [00.00%]               [3.00%]                            [02/01/2008]


THE INTEREST RATE FOR THE 6 [OR 12] MONTH DCA FIXED ACCOUNT OPTION MAY CONTAIN AN ENHANCEMENT THAT MAY NOT BE PROVIDED IN SUBSEQUENT
GUARANTEE PERIODS [OR IN THE ONE YEAR FIXED ACCOUNT]

VARIABLE INVESTMENT OPTIONS:

[AMERICAN ASSET ALLOCATION]                             [75.00%]






TOTAL                                                    100.00%

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]


                                     [S.4]

                          AVAILABLE INVESTMENT OPTIONS


[FIXED INVESTMENT OPTIONS]
      One Year             [1 YEAR FIXED NOT CURRENTLY AVAILABLE]

      6 Month DCA          [6 MONTH DCA NOT CURRENTLY AVAILABLE]


      12 Month DCA         [12 MONTH DCA NOT CURRENTLY AVAILABLE]1

[VARIABLE INVESTMENT OPTIONS]
      [American Asset Allocation]
      [Franklin Templeton Founding Allocation]
      [Money Market]                                        LIFESTYLE PORTFOLIOS:
      [Value & Restructuring]                               [Aggressive]
      [American Growth]                                     [Growth]
      [International Opportunties]                          [Balanced]
      [International Value]                                 [Moderate]
      [Strategic Bond]                                      [Conservative]
      [Global Bond]


                                     [S.5]

                             BENEFICIARY INFORMATION

[Play Dough]


                                     [S.6]

PART 1                                      DEFINITIONS
------------------------------------------- ----------------------------------------------------------------------------------------
WE AND YOU                                  "We", "us" and "our" means John Hancock Life Insurance Company of New York. "You" or
                                            "your" means the Owner of this Contract.

ACCUMULATION UNIT                           A unit of measure that is used to calculate the value of the variable portion of this
                                            Contract before the Maturity Date.

ANNUITANT                                   Any individual person or persons whose life is used to determine the duration of annuity payments involving life contingencies. The Annuitant is as designated on the
                                            Specifications Page, unless changed.

ANNUITY OPTION                              The method selected by you for annuity payments made by us.

ANNUITY SERVICE OFFICE                      Any office designated by us for the receipt of Payments and processing of Owner requests.

ANNUITY UNIT                                A unit of measure that is used after the Maturity Date to calculate Variable Annuity payments.

BENEFICIARY                                 The person, persons or entity to whom certain benefits are payable following the death of an Owner, or in certain circumstances, an Annuitant.

CONTRACT ANNIVERSARY                        The anniversary of the Contract Date.

CONTRACT DATE                               The date of issue of this Contract as designated on the Specifications Page.

CONTRACT VALUE                              The total of your Investment Account Values and, if applicable, any amount in the Loan
                                            Account attributable to your Contract.

CONTRACT YEAR                               The period of twelve consecutive months beginning on the Contract Date or any anniversary thereafter.

CONTINGENT BENEFICIARY                      The person, persons or entity who becomes entitled to receive the Contract proceeds if all Beneficiaries die before the annuitant dies.

DEBT                                        Any amounts in the Loan Account attributable to your Contract plus any accrued loan interest on that amount. The loan provision is only available to certain Qualified
                                            Contracts.

DESIGNATED BENEFICIARY                      For purposes of section 72(s) if the Internal Revenue Code, the "designated beneficiary"
                                            under the contract shall be the individual who is entitled to receive the amounts payable on death of an Owner, or if any Owner is not an individual, on any change in, or death of, an Annuitant.

ENDORSEMENT                                 An Endorsement modifies the contract to which it is attached. Endorsements must be signed by an officer of the Company in order to be effective.

FIXED ANNUITY                               An Annuity Option with payments which are predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT                             All the assets of John Hancock Life Insurance Company of New York other than assets in separate accounts.


INTERNAL REVENUE CODE                       The Internal Revenue Code of 1986, as amended from time to time, and any successor
(IRC)                                       statute of similar purposes.

INVESTMENT ACCOUNT                          An account established by us which represents your interest in an Investment Option prior to the Maturity Date.

INVESTMENT ACCOUNT VALUE                    The value of your investment in an Investment Account.


                                          1.1

INVESTMENT OPTIONS                          The Investment Options can be either fixed or variable. The Investment Options available under this Contract are shown on the Specifications Page.

LOAN ACCOUNT                                The portion of the General Account that is used for collateral when a loan is taken.

MATURITY DATE                               The date on which annuity benefits commence. It is the date specified on the
                                            Specifications Page, unless changed.

NET PAYMENT                                 The Payment less the amount of premium tax, if any, deducted from the Payment.

NON-QUALIFIED CONTRACTS                     Contracts which are not issued under Qualified Plans.

OWNER                                       The person, persons or entity entitled to the ownership rights under this Contract. The
                                            Owner is as designated on the Specifications Page, unless changed.

PORTFOLIO OR TRUST                          A separate portfolio of John Hancock Investment Trust, a mutual fund in which the
PORTFOLIO                                   Variable Account invests, or a portfolio of any other mutual fund in which the Variable
                                            Account invests.

PAYMENT                                     An amount paid to us by you as consideration for the benefits provided by this Contract.

RIDER                                       A rider provides an optional benefit, which may result in an additional charge to the
                                            Contract.  A rider supplements the contract to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

QUALIFIED CONTRACTS                         Contracts issued under Qualified Plans.

QUALIFIED PLANS                             Retirement plans which receive favorable tax treatment under sections 401, 403, 408 or
                                            457, of the Internal Revenue Code of 1986, as amended.

SEPARATE ACCOUNT                            A segregated account of John Hancock Life Insurance Company of New York that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)                              One or more of the Sub-Accounts of the Variable Account. Each Sub-Account is invested in shares of a different Trust Portfolio.

VALUATION DATE                              Any date on which the New York Stock Exchange is open for business and the net asset value of a Trust Portfolio is determined.

VALUATION PERIOD                            Any period from one Valuation Date to the next, measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT                            John Hancock Life Insurance Company of New York Separate Account A.

VARIABLE ANNUITY                            An Annuity Option with payments which: (1) are not predetermined or guaranteed as to dollar amount; and (2) vary in relation to the investment experience of one or more specified variable Sub-Accounts.


                                          1.2

PART 2                                      GENERAL PROVISIONS
------------------------------------------- ----------------------------------------------------------------------------------------
ENTIRE CONTRACT                             The entire Contract consists of this Contract, Endorsements and Riders, if any, and the application, if one is attached to this Contract. Only the President, a Vice President, or the Secretary of the Company has authority to agree on our behalf to any alteration of the Contract or to any waiver of our rights or requirements. The change or waiver must be in writing.

                                            The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the
                                            Department of Insurance in the state in which this Contract is delivered, if required by law.

MODIFICATION                                We will not change or modify this Contract without your consent except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency.

BENEFICIARY                                 The Beneficiary is as designated on the Specifications Page, unless changed. However, if there is a surviving Owner, that person will be treated as the Beneficiary. If no such
                                            Beneficiary is living, the Beneficiary is the "Contingent Beneficiary". If no
                                            Beneficiary or Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Owner.

CHANGE IN MATURITY DATE                     Prior to the Maturity Date, you may change the Maturity Date by written request at least one month before both the previously specified Maturity Date and the new Maturity Date.
                                            Once elected, the new Maturity Date will become the Maturity Date. The maximum Maturity
                                            Date will be the later of age 90 or the end of the 10th Contract Year. Any extension of the Maturity Date will be subject to the laws and regulations then in effect and our prior approval.

ASSIGNMENT                                  You may assign this Contract at any time prior to the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us and received at our
                                            Annuity Service Office. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.

CLAIMS OF CREDITORS                         To the extent permitted by law, no benefits payable under this Contract will be subject to the claims of your, the Beneficiary's, or the Annuitant's creditors.

MISSTATEMENT AND PROOF OF                   We may require proof of age, sex or survival of any person upon whose age, sex or
AGE, SEX OR SURVIVAL                        survival any payments depend.  If the age or sex of the Annuitant has been misstated, the benefits will be those which the Payments would have provided for the correct age and sex.  If we have made incorrect annuity payments, the amount of any underpayment, adjusted with interest at 3% per annum, will be paid immediately.  The amount of any overpayment will be deducted from future annuity payments without adjustment for interest.


                                          2.1

ADDITION, DELETION OR                       We reserve the right, subject to prior approval of the New York Superintendent of
SUBSTITUTION OF INVESTMENT                  Insurance and in compliance with applicable law, to make additions to, deletions from,
OPTIONS                                     or substitutions for the Portfolio shares that are held by the Variable Account or that the Variable Account may purchase. We reserve the right to eliminate the shares of any of the eligible Portfolios and to substitute shares of another Portfolio of the Trust, or of another open-end registered investment company, if the shares of any eligible
                                            Portfolio are no longer available for investment, or if in our judgment further investment in any eligible Portfolio should become inappropriate in view of the purposes of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-Account without notice to you and prior approval of the Securities and Exchange
                                            Commission to the extent required by the Investment Company Act of 1940. Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between shares of another open-end investment company.

                                            We reserve the right, subject to prior approval of the New York Superintendent of
                                            Insurance and in compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio of the Trust or in shares of another open-end investment company. We also reserve the right to eliminate existing
                                            Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another
                                            Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING                           Your Contract is non-participating and will not share in our profits or surplus earnings.  We will pay no dividends on your Contract.

REPORTS                                     We will send you reports containing information required by the Investment Company Act of 1940 and applicable state law in the time periods required by such laws.

INSULATION                                  The portion of the assets of the Variable Account equal to the reserves and other contract liabilities with respect to such account are not chargeable with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against such account without regard to our other income, gains or losses.

SEPARATE ACCOUNT ASSETS                     We will maintain, in the Separate Account, assets with a value at least equal to the amounts accumulated in accordance with the terms of the applicable agreements with respect to the Separate Account, and the reserves for annuities, in the course of payment that vary with the investment experience of the Separate Account.

CURRENCY AND PLACE OF                       All payments made to or by us shall be made in the lawful currency of the United States
PAYMENTS                                    of America at the Annuity Service Office or elsewhere if we consent.

NOTICES AND ELECTIONS                       To be effective, all notices and elections you make under this Contract must be in writing, signed by you and received by us at the Annuity Service Office. Unless otherwise provided in this Contract, all notices, requests and elections will be effective when received by us at our Annuity Service Office, complete with all necessary information and your signature.

GOVERNING LAW                               This Contract will be governed by the laws of the jurisdiction indicated on the
                                            Specifications Page.


                                          2.3

SECTION 72(s)                               The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.


                                          2.3

PART 3                              OWNERSHIP

GENERAL Before the Maturity Date, the Owner of this Contract shall be the person, persons or entity designated on the Specifications Page or the latest change filed with us. On the Maturity Date the Annuitant becomes the Owner of this Contract. If amounts become payable to the Beneficiary under this Contract, the Beneficiary becomes the Owner of this Contract.

CHANGE OF OWNER,                    Subject to the rights of an irrevocable
ANNUITANT, BENEFICIARY              Beneficiary, you may change the Owner,
                                    Annuitant, or Beneficiary by written request in a form acceptable to us and which is received at our Annuity Service Office. The
                                    Annuitant may not be changed after the
                                    Maturity Date. You need not send us the
                                    Contract unless we request it. Any change must be approved by us. If approved, any change of Owner, Annuitant, or Beneficiary will take effect on the date the request is signed. We will not be liable for any payments or actions we take before the change is approved.

                                    The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in Part 4, Benefits, Death Benefit Before Maturity Date, the Contract Value on the date of the change will be treated as a Payment made on that date. In addition, all anniversary values, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the determination of the Death Benefit. This paragraph will not apply if (a) the individual whose death will cause the Death Benefit to be paid is the same after the change of Owner, or (b) if Ownership is transferred to the Owner's spouse.

                                    If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.



                                       3.1

PART 4                                      BENEFITS

ANNUITY BENEFITS                    We will pay a monthly income to the
                                    Annuitant, if living, on the Maturity Date.
                                    Payments can be fixed or variable, or a
                                    combination of fixed and variable. Annuity benefits will commence on the Maturity Date and continue for the period of time provided for under the Annuity Option indicated on the Specifications Page. On or before to the Maturity Date, you may change the Annuity
                                    Option.

                                    You may select a Fixed or Variable Annuity.
                                    Unless you indicate otherwise, we will
                                    provide either variable or fixed, or a
                                    combination variable and fixed annuity
                                    payments in proportion to the Investment
                                    Account Value of each Investment Option at the Maturity Date. Once annuity payments commence, the Annuity Option may not be changed.

                                    The method used to calculate the amount of the initial and subsequent payments is described under the Part 8, Annuity Provisions, of this Contract.

                                    We may pay the Contract Value, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

DEATH BENEFIT BEFORE                A Death Benefit will be determined as of the
MATURITY DATE                       date on which written notice and proof of
                                    death and all required claim forms are
                                    received at the Company's Annuity Service
                                    Office as follows:

                                    The Death Benefit will be determined as the greater of the Contract Value or the Minimum Death Benefit described on the Specifications Page.

                                    If there is any Debt, the Death Benefit
                                    equals the amount described above less the Debt under the Contract.

                                    We will permit the Owner to limit the Death
                                    Benefit option(s) to be offered any named
                                    Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Contract.

                                    DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                                    DEATH OF OWNER: We will pay the Death
                                    Benefit to the Beneficiary if any Owner dies prior to the Maturity Date. The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                                    (a)      The Beneficiary becomes the Owner.

                                    (b)      The excess, if any, of the Death
                                             Benefit over the Contract Value
                                             will be allocated to and among the
                                             Investment Accounts in proportion
                                             to their values as of the date on
                                             which the Death Benefit is
                                             determined.

                                    (c)      No additional Payments may be
                                             applied to the Contract.

                                    (d)      If the Beneficiary is not the
                                             deceased Owner's spouse, the entire
                                             interest in the Contract must be
                                             distributed under one of the
                                             following options:



                                      4.1

                                             (i)      The entire interest in the
                                                      Contract must be
                                                      distributed over the life
                                                      of the Beneficiary, or
                                                      over a period not
                                                      extending beyond the life
                                                      expectancy of the
                                                      Beneficiary, with
                                                      distributions beginning
                                                      within one year of the
                                                      Owner's death; or

                                             (ii)     the entire interest in the
                                                      Contract must be
                                                      distributed within 5 years
                                                      of the Owner's Death.

                                             If the Beneficiary dies before the
                                             distributions required by (i) or
                                             (ii) are complete, the entire
                                             remaining Contract Value must be
                                             distributed in a lump sum
                                             immediately.

                                    e)       If the Beneficiary is the deceased
                                             Owner's spouse, the Contract will
                                             continue with the surviving spouse
                                             as the new Owner. The surviving
                                             spouse may name a new Beneficiary
                                             (and, if no Beneficiary is so
                                             named, the surviving spouse's
                                             estate will be the Beneficiary).

                                    (f)      Withdrawal Charges will be waived
                                             on any withdrawals.

                                    If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR AFTER           If annuity payments have been selected based
MATURITY DATE                       on an Annuity Option providing for payments
                                    for a guaranteed period, and the Annuitant dies on or after the Maturity Date, we will make the remaining guaranteed payments to the Beneficiary. Any remaining payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH                      Proof of death is required upon the death of
                                    the Annuitant or the Owner. Proof of death is one of the following received at the Annuity Service Office:

                                    (a)      A certified copy of a death
                                             certificate.

                                    (b)      A certified copy of a decree of a
                                             court of competent jurisdiction as
                                             to the finding of death.

                                    (c)      Any other proof satisfactory to us.



                                      4.2

PART 5                              PAYMENTS

GENERAL All Payments under this Contract are payable at our Annuity Service Office or such other place as we may designate. Payment Limits are identified on the Specifications Page.

NONPAYMENT OF PAYMENTS              If, prior to the Maturity Date, no Payments
FOR THREE YEARS                     have been made for three consecutive
                                    Contract Years, and if both:

                                    (a)      the total Payments made, less any
                                             partial withdrawals, are less then
                                             $2,000; and

                                    (b)      the Contract Value at the end of
                                             such three year period is less than
                                             $2,000;

                                    We may cancel this Contract and pay you the Contract Value (measured as of the Valuation Period during which the cancellation occurs), less the Debt and Annual Administration Fee. We will provide you with 31 days prior written notice before canceling the Contract.

ALLOCATION OF NET                   When we receive Payments, the Net Payments
PAYMENTS                            will be allocated among Investment Options
                                    in accordance with the allocation
                                    percentages shown on the Specifications
                                    Page. You may change the allocation of
                                    subsequent Net Payments at any time, without charge, by giving us written notice in a form acceptable to us.


                                      5.1

PART 6                              VARIABLE ACCOUNT PROVISIONS

INVESTMENT ACCOUNT                  We will establish a separate Investment
                                    Account for you for each variable Investment
                                    Option to which you allocate amounts. The
                                    Investment Account represents the number of your Accumulation Units in an Investment
                                    Option.

INVESTMENT ACCOUNT VALUE            The Investment Account Value of an
                                    Investment Account is determined by (a)
                                    times (b) where:

                                    (a)      equals the number of Accumulation
                                             Units credited to the Investment
                                             Account; and,

                                    (b)      equals the value of the appropriate
                                             Accumulation Unit.

ACCUMULATION UNITS                  We will credit Net Payments to your
                                    Investment Accounts in the form of
                                    Accumulation Units. The number of
                                    Accumulation Units to be credited to each Investment Account of the Contract will be determined by dividing the Net Payment allocated to that Investment Account by the Accumulation Unit value for that Investment
                                    Account.

                                    Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

VALUE OF ACCUMULATION UNIT          The Accumulation Unit value for a particular
                                    Investment Account for any Valuation Period is determined by multiplying the
                                    Accumulation Unit value for the immediately preceding Valuation Period by the "net investment factor" for the Valuation Period for which the value is being determined. The value of an Accumulation Unit may increase, decrease or remain the same from one
                                    Valuation Period to the next.

NET INVESTMENT FACTOR               The net investment factor is an index that
                                    measures the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for any Valuation Period is determined by dividing
                                    (a) by (b) and subtracting (c) from the
                                    result where:

                                    (a)      is the net result of:

                                             1)       the net asset value per
                                                      share of a Portfolio share
                                                      held in the Sub-Account
                                                      determined as of the end
                                                      of the current Valuation
                                                      Period, plus:

                                             2)       the per share amount of
                                                      any dividend or capital
                                                      gain distributions made by
                                                      the Portfolio on shares
                                                      held in the Sub-Account if
                                                      the "ex-dividend" date
                                                      occurs during the current
                                                      Valuation Period, and

                                    (b)      is the net asset value per share of
                                             a Portfolio share held in the
                                             Sub-Account determined as of the
                                             end of the immediately preceding
                                             Valuation Period, and

                                    (c)      is the Asset Fee shown on the
                                             Specifications Page.

                                    The net investment factor may be greater or less than, or equal to, one.



                                      6.1

PART 7                                      FIXED ACCOUNT PROVISIONS

INVESTMENT ACCOUNT                  We will establish a separate Investment
                                    Account for you each time you allocate
                                    amounts to a fixed Investment Option.
                                    Amounts invested in these Investment
                                    Accounts will earn interest at the
                                    guaranteed rate in effect on the date the amounts are allocated for the duration of the guarantee period.

                                    We will determine the guaranteed rates from time to time for Net Payments, renewal amounts and amounts transferred to a fixed Investment Option. In no event will the rate be less than the Minimum Guaranteed Interest Rate on Fixed Accounts as specified in the Specifications Page.

                                    We reserve the right to prohibit or restrict
                                    Payments and transfers to the fixed
                                    Investment Option(s) if the effective annual rate of interest that would apply to the Payment or transfer is equal to the Minimum Guaranteed Interest Rate on Fixed Accounts, as specified on the Specifications Page.

                                    If such restrictions on Payments or
                                    Transfers are not in effect on the Contract
                                    Date, we will provide at least 30 days prior written notice of any restrictions on Payments and transfers after the Contract Date. Prior written notice will specify the fixed Investment Option(s) that are affected by such restriction.

                                    Any such restriction on Payments or
                                    Transfers to the fixed Investment Option(s) will not apply to automatic renewals of amounts already allocated to a fixed Investment Option(s). Renewal amount(s) are otherwise subject to the terms and conditions described in the Renewal provisions of the Contract.

                                    We will provide notice in writing within 30 days of when restrictions on Payments or transfers to fixed Investment Option(s) are removed.

GUARANTEE PERIODS                   For any amounts allocated to the fixed
                                    Investment Options, you have the choice of the guarantee periods available as shown on the Specifications Page. The amount can be allocated into any combination of the fixed
                                    Investment Options offered under this
                                    Contract.

                                    Separate Investment Accounts will be
                                    established for each guarantee period. The guarantee period will be the duration of the fixed Investment Option selected measured from the date the amount is allocated to the Investment Account. Amounts cannot be allocated to a fixed Investment Option that would extend the guarantee period beyond the Maturity Date.

RENEWALS The renewal amount is the Investment Account Value at the end of the particular guarantee period. The renewal amount will be automatically renewed in the same Investment Option at the end of the guarantee period, unless you specify otherwise. If renewal in a particular Investment Option would result in the guarantee period for that Investment Account extending beyond the Maturity Date, the renewal amount may not be renewed in that Investment Option. The renewal amount will be applied to the longest guarantee period of a fixed Investment Option such that the guarantee period does not extend beyond the Maturity Date.

DOLLAR COST AVERAGING               The DCA Investment Option may be elected by
(DCA)                               the Owner to make automatic monthly
                                    transfers from a fixed Investment Account to one or more variable Investment Options.
                                    Only initial and subsequent Net Payments may be allocated to the DCA Investment Option.
                                    Amounts may not be transferred from other
                                    Investment Options to the DCA Investment
                                    Option.



                                      7.1

INVESTMENT ACCOUNT VALUE            The amount in the fixed Investment Accounts
                                    will accumulate at a rate of interest
                                    determined by us and in effect on the date the amount is allocated to the Investment
                                    Account. The Investment Account Value is the accumulated value of the amount invested in the Investment Account reduced by any withdrawals, loans, transfers or charges taken from the Investment Account. In no event will the sum of the Investment Account
                                    Values for all fixed Investment Options be less than the Minimum Investment Account
                                    Value.

MINIMUM INVESTMENT                  The Minimum Investment Account Value is the
ACCOUNT VALUE                       sum of the amounts allocated to all fixed
                                    Investment Accounts reduced by any
                                    withdrawals, loans, transfers or charges taken from all fixed Investment Accounts, accumulated at the Minimum Guaranteed
                                    Interest Rate on Fixed Accounts, as
                                    specified on the Specifications Page.



                                      7.2

PART 8                                      ANNUITY PROVISIONS

VARIABLE ANNUITY PAYMENTS           The amount of the first Variable Annuity
                                    payment is determined by applying the
                                    portion of the Contract Value used to effect a Variable Annuity (minus any applicable premium taxes) to the appropriate table(s) contained in this Contract. If the table in use by us on the Maturity Date is more favorable to you, we will use that table.
                                    The portion of the Contract Value used to effect a Variable Annuity will be measured as of a date not more than 10 business days prior to the Maturity Date.

                                    Subsequent payments will be based on the investment performance of one or more Sub-Accounts as you select. The amount of such payments is determined by the number of Annuity Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the Contract Value used to effect annuity payments was determined. This number of Annuity Units for each Sub-Account is then multiplied by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.

                                    Variable Annuity payments, at the time of their commencement, will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract, offered at the time, to the same class of annuitants. Since no such annuity contract currently exists, a comparable contract in an affiliated company will be used. Such an amount would be equal to the greater of:

                                    (a)      the Contract Value less applicable
                                             Withdrawal Charges; or

                                    (b)      95% of the Contract Value.

MORTALITY AND EXPENSE               We guarantee that the dollar amount of each
GUARANTEE                           variable annuity payment will not be
                                    affected by changes in mortality and expense experience.

ANNUITY UNIT VALUE                  The value of an Annuity Unit for each
                                    Sub-Account for any Valuation Period is
                                    determined as follows:

                                    (a)      The net investment factor for the
                                             Sub-Account for the Valuation
                                             Period for which the Annuity Unit
                                             value is being calculated is
                                             multiplied by the value of the
                                             Annuity Unit for the preceding
                                             Valuation Period; and

                                    (b)      The result is adjusted to
                                             compensate for the interest rate
                                             assumed in the tables used to
                                             determine the first Variable
                                             Annuity payment.

                                    The dollar value of Annuity Units may
                                    increase, decrease or remain the same from one Valuation Period to the next.



                                      8.1

FIXED ANNUITY PAYMENTS              The amount of each Fixed Annuity payment is
                                    determined by applying the portion of the Contract Value used to effect a Fixed
                                    Annuity measured as of a date not more than 10 business days prior to the Maturity Date
                                    (minus any applicable premium taxes) to the appropriate table(s) contained in the
                                    Contract. If the table in use by us on the Maturity Date is more favorable to the Owner, we will use that table.

                                    Fixed Annuity payments, at the time of their commencement, will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract, offered at the time, to the same class of annuitants. Since no such annuity contract currently exists, a comparable contract in an affiliated company will be used. Such an amount would be equal to the greater of:

                                    (a)      the Contract Value less applicable
                                             Withdrawal Charges; or

                                    (b)      95% of the Contract Value.

                                    We guarantee the dollar amount of Fixed
                                    Annuity payments.



                                      8.2

PART 9                              TRANSFERS

TRANSFERS BEFORE MATURITY DATE      Before the Maturity Date, you may transfer
                                    amounts among Investment Accounts of the Contract. Amounts will be canceled from the Investment Accounts from which amounts are transferred and credited to the Investment
                                    Account to which amounts are transferred. We will effect such transfers so that the Contract Value on the date of transfer will not be affected by the transfer.

                                    We reserve the right to defer, modify or terminate the transfer privilege at any time. Other transfer charges and limitations are identified on the Specifications Page.

                                    Amounts may not be transferred from a fixed
                                    Investment Account unless those amounts have been in the fixed Investment Account for at least one year.

                                    We reserve the right to prohibit or restrict
                                    Payments and transfers to the fixed
                                    Investment Option(s) if the effective annual rate of interest that would apply to the Payment or transfer is equal to the Minimum Guaranteed Interest Rate on Fixed Accounts, as specified on the Specifications Page.

                                    If such restrictions on Payments or
                                    Transfers are not in effect on the Contract
                                    Date, we will provide at least 30 days prior written notice of any restrictions on Payments and transfers after the Contract Date. Prior written notice will specify the fixed Investment Option(s) that are affected by such restriction.

                                    Any such restriction on Payments or
                                    Transfers to the fixed Investment Option(s) will not apply to automatic renewals of amounts already allocated to a fixed Investment Option(s). Renewal amount(s) are otherwise subject to the terms and conditions described in the Renewal provisions of the Contract.

                                    We will provide notice in writing within 30 days of when restrictions on Payments or transfers to fixed Investment Option(s) are removed.

TRANSFERS ON OR AFTER               Once variable annuity payments have begun,
MATURITY DATE                       you may transfer all or part of the
                                    investment upon which your variable annuity payments are based from one Sub-Account to another. To do this, we will convert the number of variable Annuity Units you hold in the Sub-Account from which you are transferring to a number of variable Annuity
                                    Units of the Sub-Account to which you are transferring so that the next annuity payment, if it were made at that time, would be the same amount that it would have been without the transfer. After the transfer, the variable annuity payments will reflect changes in the values of your new variable
                                    Annuity Units. You must give us notice at least 30 days before the due date of the first variable annuity payment to which the transfer will apply.

                                    We reserve the right to defer, modify or terminate the transfer privilege at any time. Other transfer charges and limitations are identified on the Specifications Page.

                                    After the Maturity Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.



                                      9.1

PART 10                             WITHDRAWAL PROVISIONS

CONTRACT VALUE                      Your Contract Value is equal to the total of
                                    your Investment Account Values and, if
                                    applicable, any amount in the Loan Account attributable to the Contract.

PAYMENTS OF WITHDRAWALS             You may withdraw part or all of the Contract
                                    Value, less any Debt, at any time before the earlier of the death of an Owner or the Maturity Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity Service
                                    Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS              We may defer the right of withdrawal from,
                                    or postpone the date of payments from, the variable Investment Accounts for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) trading on the New
                                    York Stock Exchange is restricted; (3) an emergency exists as a result of which disposal of securities held in the Variable
                                    Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or (4) the Securities and Exchange
                                    Commission, by order, so permits for the protection of security holders; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions described in (2) and (3) exist.

                                    We may defer the right of withdrawal from the fixed Investment Accounts for not more than six months from the day we receive written request and the Contract, if required. If such payments are deferred 10 days or more, the amount deferred will earn interest at a rate not less than 3% per year.

TOTAL WITHDRAWAL                    Upon receipt of your request to withdraw the
                                    entire Contract Value, we will terminate the Contract and pay you the Contract Value, less any applicable Debt, Withdrawal Charges and the Annual Fee.

PARTIAL WITHDRAWAL                  If you are withdrawing part of the Contract
                                    Value, you should specify the amount that should be withdrawn from each Investment
                                    Option of the Contract. If there are
                                    multiple Investment Accounts under a fixed
                                    Investment Option, the requested amount from that Investment Option must be withdrawn from those Investment Accounts on first-in-first-out basis. If you do not specify, the requested amount will be withdrawn in the following order:

                                    a)       Variable Investment Accounts, on a
                                             pro rata basis,

                                    b)       Fixed Investment Options beginning
                                             with the shortest guarantee period
                                             first and the longest guarantee
                                             period last.

                                    We will deduct the Withdrawal Charge, if applicable, from the Contract Value remaining after payment of the requested amount.

                                    Partial withdrawals will reduce the Minimum
                                    Death Benefit, as described on the
                                    Specifications Page.



                                      10.1

WITHDRAWAL CHARGE                   If a withdrawal is made from the Contract
                                    before the Maturity Date, a Withdrawal
                                    Charge (contingent deferred sales charge) may be assessed against Payments. The amount of the Withdrawal Charge and when it is assessed is discussed below:

                                    1.       The Free Withdrawal Amount is
                                             defined on the Specifications Page.

                                             The Free Withdrawal Amount may be
                                             withdrawn free of a Withdrawal
                                             Charge.

                                             The Free Withdrawal Amount will be
                                             applied to your requested
                                             withdrawal in the following order:

                                             (a)      withdrawals from the
                                                      variable Investment
                                                      Accounts,

                                             (b)      withdrawals from the fixed
                                                      Investment Options
                                                      beginning with the
                                                      shortest guarantee period
                                                      first and the longest
                                                      guarantee period last.

                                    2.       If a withdrawal is made for an
                                             amount greater than the Free
                                             Withdrawal Amount, Payments will be
                                             liquidated on a first-in-first-out
                                             basis. We will liquidate Payments
                                             in the order such Payments were
                                             made: the oldest unliquidated
                                             Payment first, the next Payment
                                             second, etc. until all Payments
                                             have been liquidated.

                                    3.       Any Payments liquidated may be
                                             subject to a Withdrawal Charge
                                             based on the length of time the
                                             Payment has been in the Contract.
                                             The Withdrawal Charge is determined
                                             by multiplying the amount of the
                                             Payment being liquidated by the
                                             applicable Withdrawal Charge
                                             Percentage obtained from the table
                                             shown on the Specifications Page.

                                             The total Withdrawal Charge will be
                                             the sum of the Withdrawal Charges
                                             for the Payments being liquidated.

                                    4.       The Withdrawal Charge is deducted
                                             from the Contract Value remaining
                                             after you are paid the amount
                                             requested, except in the case of a
                                             complete withdrawal when it is
                                             deducted from the amount otherwise
                                             payable. In the case of a partial
                                             withdrawal, the amount requested
                                             from an Investment Account may not
                                             exceed the value of that Investment
                                             Account less any applicable
                                             Withdrawal Charge.

FREQUENCY AND AMOUNT OF             You may make as many partial withdrawals as
PARTIAL WITHDRAWALS                 you wish. Limitations on the amount of
                                    partial withdrawals are set forth on the Specifications Page.


                                      10.2

PART 11                             FEES AND DEDUCTIONS

ASSET FEE                           To compensate us for assuming mortality and
                                    expense risks, and certain administration expenses, we deduct from each variable
                                    Investment Option a fee each Valuation
                                    Period at an annual rate set forth on the Specifications Page. A portion of this Asset
                                    Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net Investment Factor used to determine the value of Accumulation Units and Annuity Units of the Contract.

ANNUAL FEE                          To compensate us for assuming certain
                                    administrative expenses, we may charge an Annual Fee if specified on the Specifications Page. The Annual Fee deducted from the Fixed Investment Accounts will not exceed $30. Prior to the Maturity Date, the Annual Fee is deducted on each Contract
                                    Anniversary. It is withdrawn from each
                                    Investment Option in the same proportion that the value of the Investment Accounts of each Investment Option bears to the Contract
                                    Value. If the Contract Value is totally
                                    withdrawn on any date other than the
                                    Contract Anniversary, we will deduct the total amount of the Annual Fee from the amount paid. After the Maturity Date, the Annual Fee is deducted on a pro rata basis from each annuity payment. However, the Annual Fee will not reduce the annuity payments below the amount that would result from the application of the annuity payment rates stated in Part 13, Payment of Contract
                                    Benefits.

TAXES We reserve the right to charge certain taxes against your Payments (either at the time of payment or liquidation), Contract Value, payment of Death Benefit, or annuity payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of annuity payments under this Contract.



                                      11.1

PART 12                             LOAN PROVISIONS (CERTAIN QUALIFIED CONTRACTS
                                    ONLY)

GENERAL This loan provision applies only to certain Qualified Contracts. All provisions and terms of a loan are included in the Qualified Plan Endorsement, if attached.



                                      12.1

PART 13                                     PAYMENT OF CONTRACT BENEFITS

GENERAL Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code section 72(s). Once annuity payments
                                    commence, the Annuity Option may not be
                                    changed. The "Life 10-year certain" Annuity
                                    Option described under part b) of Options 1 and 2 below will be the default Annuity Option, unless you request another, any time on or before the Maturity Date.

ALTERNATE ANNUITY OPTIONS           Instead of settlement in accordance with the
                                    Annuity Options described below, you may choose an alternate form of settlement acceptable to us. Once annuity payments commence, the form of settlement may not be changed.

DESCRIPTION OF ANNUITY              Option 1: Life Annuity
OPTIONS

                                    a)       Life Non-Refund. We will make
                                             payments during the lifetime of the
                                             Annuitant. No payments are due
                                             after the death of the Annuitant.

                                    b)       Life 10-Year Certain. We will make
                                             payments for 10 years and after
                                             that during the lifetime of the
                                             Annuitant. No payments are due
                                             after the death of the Annuitant
                                             or, if later, the end of the
                                             10-year period.

                                    Option 2: Joint and Survivor Life Annuity

                                    The second Annuitant named shall be referred to as the Co-Annuitant.

                                    a)       Joint and Survivor Non-Refund. We
                                             will make payments during the joint
                                             lifetime of the Annuitant and
                                             Co-Annuitant. Payments will then
                                             continue during the remaining
                                             lifetime of the survivor. No
                                             payments are due after the death of
                                             the last survivor of the Annuitant
                                             and Co-Annuitant.

                                    b)       Joint and Survivor with 10-Year
                                             Certain. We will make payments for
                                             10 years and after that during the
                                             joint lifetime of the Annuitant and
                                             Co-Annuitant. Payments will then
                                             continue during the remaining
                                             lifetime of the survivor. No
                                             payments are due after the death of
                                             the survivor of the Annuitant and
                                             Co-Annuitant or, if later, the end
                                             of the 10-year period.



                                      13.1

TABLE OF ANNUITY PAYMENT RATES

ANNUITY PAYMENT RATES               The annuity payment rates on the attached
                                    tables show, for each $1,000 applied, the dollar amount of both: (a) the first monthly variable annuity payment based on the assumed interest rate of 3% per year; and
                                    (b) the monthly fixed annuity payment, when this payment is based on the minimum guaranteed interest rate of 3% per year. The annuity payment rates for payments made on a less frequent basis (quarterly, semiannual or annual) will be quoted by us upon request.

                                    The annuity payment rates are based on the 1983 Table A projected at Scale G with interest at the rate of 3% per year, and assume births in the year 1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The actual age is determined based on the actual age nearest birthday at the time the first monthly annuity payment is due. The adjusted age is determined by adjusting the actual age in accordance with the following table:

                                    Calendar Year of Birth                      Adjustment to Actual Age
                                    ----------------------                      ------------------------
                                          1899 - 1905                                      +6
                                          1906 - 1911                                      +5
                                          1912 - 1918                                      +4
                                          1919 - 1925                                      +3
                                          1926 - 1932                                      +2
                                          1933 - 1938                                      +1
                                          1939 - 1945                                       0
                                          1946 - 1951                                      -1
                                          1952 - 1958                                      -2
                                          1959 - 1965                                      -3
                                          1966 - 1972                                      -4
                                          1973 - 1979                                      -5
                                          1980 - 1986                                      -6
                                          1987 - 1993                                      -7
                                            1994 +                                         -8

                                    The dollar amount of annuity payment for any age or combination of ages not shown following or for any other form of Annuity Option agreed to by us will be quoted on request.



                                      T.1

                         AMOUNT OF FIRST MONTHLY PAYMENT

                           PER $1000 OF CONTRACT VALUE

                             OPTION 1: LIFE ANNUITY

Option 1(A):  Non-Refund                                                  Option 1(B): 10-Year Certain
-------------------------------------------------------                   ------------------------------------------------------
 Adjusted Age of                                                          Adjusted Age of
    Annuitant             Male             Female                            Annuitant            Male              Female
-------------------------------------------------------                   ------------------------------------------------------
        55                4.27              3.86                                 55               4.22               3.84
        60                4.69              4.19                                 60               4.61               4.15
        65                5.25              4.61                                 65               5.10               4.55
        70                6.02              5.19                                 70               5.71               5.07
        75                7.01              5.99                                 75               6.42               5.73
        80                8.34              7.10                                 80               7.20               6.52
        85               10.13              8.64                                 85               7.97               7.37

                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund

                                                                  Age of Co-Annuitant
        ----------------------------------------------------------------------------------------------------------------

        Adjusted Age of          10 Years         5 Years           Same              5 Years          10 Years
        Male Annuitant           Younger          Younger           Age               Older            Older
        ----------------------------------------------------------------------------------------------------------------
        55                       3.25             3.39              3.55              3.72             3.87
        60                       3.41             3.60              3.81              4.02             4.21
        65                       3.62             3.87              4.14              4.41             4.67
        70                       3.89             4.21              4.57              4.95             5.29
        75                       4.24             4.67              5.17              5.67             6.11
        80                       4.71             5.30              5.97              6.63             7.19
        85                       5.35             6.15              7.05              7.92             8.60

Option 2(B): 10 Year Certain

                                                                  Age of Co-Annuitant
        ----------------------------------------------------------------------------------------------------------------

        Adjusted Age of          10 Years          5 Years          Same              5 Years          10 Years
        Male Annuitant           Younger           Younger          Age               Older            Older
        ----------------------------------------------------------------------------------------------------------------
        55                       3.25              3.39             3.55              3.72             3.87
        60                       3.41              3.60             3.80              4.01             4.21
        65                       3.62              3.86             4.13              4.41             4.66
        70                       3.89              4.21             4.56              4.92             5.24
        75                       4.24              4.66             5.13              5.58             5.95
        80                       4.69              5.25             5.85              6.39             6.78
        85                       5.28              6.00             6.71              7.27             7.67
        ----------------------------------------------------------------------------------------------------------------

Monthly installments for ages not shown will be furnished on request.


                                      T.2

JOHN HANCOCK LIFE INSURANCE
COMPANY OF NEW YORK                                        (JOHN HANCOCK LOGO)